Exhibit 5.2

DLA Piper Llp (US) The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 www.dlapiper.com T 410.580.3000 F 410.580.3001

May 24, 2022

HSBC USA Inc.

452 Fifth Avenue

New York, New York 10018

Re:	HSBC USA Inc.

Ladies and Gentlemen:

We have served as special Maryland counsel to HSBC USA Inc., a Maryland corporation (the “Company”), and have been requested to render this opinion in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the automatic shelf registration statement on Form S-3 (File No. 333-253385) prepared and filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on February 23, 2021 (as amended through the date hereof, excluding the documents incorporated by reference therein, the “Registration Statement”), including the base prospectus, dated February 23, 2021, included therein at the time the Registration Statement became effective (the “Base Prospectus”), the preliminary prospectus supplement, dated May 17, 2022 and filed by the Company with the Commission on May 17, 2022 pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the “Preliminary Prospectus”), and the prospectus supplement dated May 17, 2022 and filed by the Company with the Commission on May 17, 2022 pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) relating to the offer, issue and sale by the Company of its $1,000,000,000 3.750% Senior Notes due 2024 (the “Securities”) pursuant to an Underwriting Agreement, dated May 17, 2022 (the “Underwriting Agreement”), by and among the Company and HSBC Securities (USA) Inc., as representative of the several underwriters listed in Schedule 1 thereto (the “Underwriters”). The Securities are being issued under a base indenture, dated as of March 31, 2009 (the “Base Indenture”), between the Company and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”), as amended by a First Supplemental Indenture, dated as of March 22, 2012 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. This opinion is being provided at your request pursuant to Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the filing of a Current Report on Form 8-K by the Company with the Commission on the date hereof (the “Form 8-K”), and supplements our opinion, dated February 23, 2021, previously filed as Exhibit 5.2 to the Registration Statement.

In our capacity as the Company’s counsel, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a)           The charter of the Company, as evidenced by the Articles of Incorporation, filed of record with the Maryland State Department of Assessments and Taxation (the “SDAT”) on September 26, 1973, as amended and supplemented through the Articles Supplementary, filed of record with the SDAT on May 31, 2016 (as so amended, the “Charter”), in the form attached to the Secretary’s Certificate (as defined below);

(b)           The Bylaws of the Company, as amended and restated effective February 20, 2009; the Bylaws of the Company, as amended and restated effective July 26, 2011; and the Bylaws of the Company, as amended and restated effective April 21, 2022, each in the form attached to the Secretary’s Certificate (collectively, the “Bylaws”);

HSBC USA Inc. May 24, 2022 Page 2

(c)           The Registration Statement, including the Base Prospectus contained therein;

(d)           The Preliminary Prospectus;

(e)           The Prospectus Supplement;

(f)            An executed copy of the Underwriting Agreement (as described in the Secretary’s Certificate);

(g)           An executed copy of the Base Indenture (as described in the Secretary’s Certificate);

(h)           An executed copy of the First Supplemental Indenture (as described in the Secretary’s Certificate);

(i)            The form of global security evidencing the Securities (as attached to the Officer’s Certificate);

(j)          A certificate of Assistant Corporate Secretary, duly executed by the Assistant Corporate Secretary of the Company, dated as of the date hereof, as to certain factual matters (the “Secretary’s Certificate”);

(k)           An officer’s certificate of the Company, dated as of the date hereof, as to certain factual matters (the “Officer’s Certificate”);

(l)          Extracts of resolutions duly adopted by the Board of Directors of the Company relating to, among other things, the preparation and filing of the Registration Statement, the Preliminary Prospectus and the Prospectus and the issuance, offer and sale of the Securities, as attached to the Secretary’s Certificate;

(m)        A short form good standing certificate with respect to the Company issued by the SDAT, dated as of a recent date (the “Good Standing Certificate”); and

(n)           Such other documents as we have considered necessary to the rendering of the opinion expressed below.

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In examining the Documents, and in rendering the opinion set forth below, we have assumed, without independent investigation, the following: (a) each of the parties to the Documents (other than the Company) has duly and validly authorized, executed and delivered each of the Documents to which such party (other than the Company) is a signatory and each instrument, agreement and other document executed in connection with the Documents to which such party (other than the Company) is a signatory and each such party's obligations set forth in such Documents and each other instrument, agreement and other document executed in connection with such Documents, are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (b) each person executing any Document and any other instrument, agreement and other document executed in connection with the Documents on behalf of any such party (other than the Company) is duly authorized to do so; (c) each natural person executing any Document and any other instrument, agreement and other document executed in connection with the Documents is legally competent to do so; (d) there are no oral or written modifications of or amendments or supplements to the Documents (other than such modifications or amendments or supplements identified above and attached to the Officer’s Certificate) and there has been no waiver of any of the provisions of the Documents by actions or conduct of the parties or otherwise; (e) all Documents submitted to us as originals are authentic, all Documents submitted to us as certified or photostatic copies or telecopies or portable document file (".PDF") copies conform to the original Documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies, telecopies and .PDF copies) are genuine, and all public records reviewed are accurate and complete; and (f) consideration that is fair and sufficient to support the obligations of the Company as issuer has been and would be deemed by a court of competent jurisdiction to have been duly received by the Company. As to all factual matters relevant to the opinion set forth below, we have relied upon the representations and warranties made in the Underwriting Agreement and in the Officer’s Certificate as to the factual matters set forth therein, which we assume to be accurate and complete, and on the written statements and representations of public officials and our review of the Documents.

The phrase “known to us” is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

(1)           The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

(2)           All necessary corporate action has been taken by the Company to authorize the execution and delivery of, and performance under the Indenture. The Indenture has been duly executed and, to the extent Maryland law applies and so far as is known to us, delivered by the Company.

(3)             The Securities have been duly authorized by the Company.

The opinion expressed above is subject to the following assumptions, exceptions, qualifications and limitations:

(a)         The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(b)           This opinion concerns only the effect of the laws (without regard to the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change his opinion.

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(c)           We express no opinion as to compliance with the securities (or “blue sky”), laws, broker licensing laws, real estate syndication laws or mortgage lending laws of the State of Maryland or any other jurisdiction.

(d)           This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K and to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement relating to the Securities. Mayer Brown LLP are authorized to rely on this opinion as if the opinion were addressed to them solely for the purpose of rendering their respective opinions to be filed as Exhibit 5.1 and Exhibit 5.3, respectively, to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

DLA PIPER LLP (US)

/s/ DLA Piper LLP (US)